UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 28, 2016 (Date of earliest event reported)

ARC Document Solutions, Inc. (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-32407 (Commission File Number)	20-1700361 (IRS Employer Identification Number)

1981 N. Broadway, Walnut Creek, CA (Address of principal executive offices)		94596 (Zip Code)
(925) 949-5100 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On May 3, 2016 ARC Document Solutions, Inc. (the “Company”) issued a press release reporting its financial results for the first quarter 2016. A copy of the press release is furnished as Exhibit 99.1 and is incorporated by reference herein.

The information contained in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) Election of Directors.

On April 28, 2016, the Board of Directors (the “Board”) of the Company voted to increase the authorized number of directors that constitute the Board from seven (7) to eight (8) and appointed John George Freeland to fill the resulting vacancy, effective May 2, 2016. While the Board will consider appointing Mr. Freeland to one or more committees of the Board, no determination has been made at this time. Mr. Freeland will serve until the Company’s 2017 annual meeting of stockholders. Upon the effective date of his appointment, Mr. Freeland will receive a restricted stock award under our stock incentive plan for that number of shares of our common stock having an aggregate grant date value equal to $60,000, based on the closing price of our common stock on the New York Stock Exchange on the date of grant, which fully vests on the first anniversary of the date of grant. Thereafter, Mr. Freeland will be compensated in accordance with the Company’s standard compensation policies and practices for independent members of its Board, as disclosed in the Company’s Proxy Statement for its 2016 Annual Meeting of Stockholders filed with the U.S. Securities and Exchange Commission on March 24, 2016.

Mr. Freeland was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no related party transactions between Mr. Freeland and the Company that would require disclosure under Item 404(a) of Regulation S-K.

The information included herein and in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, or the Exchange Act, except as expressly set forth by specific reference in such filing.

(e) Named Executive Officer Compensatory Arrangement.

On April 27, 2016, the Compensation Committee of the Board of the Company approved an amendment effective as of May 9, 2016 (“Amendment”), to the June 9, 2015 Amended and Restated Executive Employment Agreement between the Company and Rahul K. Roy (“Executive”).

Pursuant to the Amendment, Executive’s annual base salary is increased to $675,000.

The foregoing description of the Amendment is a summary and is qualified in its entirety by the terms of the Amendment, a copy of which is attached hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On April 28, 2016, the Company held its 2016 annual meeting of stockholders. A total of 47,159,171 shares of the Company’s common stock were entitled to vote as of February 29, 2016, which was the record date for the annual meeting. There were 40,731,069 shares present in person or by proxy at the annual meeting. Set forth below are the matters voted upon by the Company’s stockholders at the 2016 annual meeting and the final voting results of each such proposal.

Proposal 1 - Election of Directors
The stockholders elected seven directors, each to serve a one-year term until the Company’s next annual meeting of stockholders and until their respective successors are elected and qualified. The results of the vote were as follows:

	For	Withheld	Broker Non-Votes
Kumarakulasingam Suriyakumar	35,449,177	863,327	4,418,565
Thomas J. Formolo	35,449,968	862,536	4,418,565
Dewitt Kerry McCluggage	35,442,915	869,589	4,418,565
James F. McNulty	36,001,308	311,196	4,418,565
Mark W. Mealy	35,449,168	863,336	4,418,565
Manuel Perez de la Mesa	35,427,824	884,680	4,418,565
Eriberto R. Scocimara	35,450,925	861,579	4,418,565

Proposal 2 - Ratification of Appointment of Independent Registered Public Accounting Firm
The Company’s stockholders voted to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2016. The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes
40,674,349	19,725	36,995	—

Brokers were permitted to cast stockholder non-votes at their discretion on this proposal.

Proposal 3 - Advisory, Non-Binding Vote on Executive Compensation
The Company’s stockholders approved, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers for fiscal year 2015, as disclosed in the Company’s 2016 proxy statement. The results of the advisory, non-binding vote were as follows:

For	Against	Abstain	Broker Non-Votes
35,239,700	681,837	390,967	4,418,565

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment dated May 9, 2016 to Amended and Restated Executive Employment Agreement, dated June 9, 2015, between ARC Document Solutions, Inc. and Rahul K. Roy.

99.1	ARC Document Solutions, Inc. Press Release dated May 3, 2016.

SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2016	ARC DOCUMENT SOLUTIONS, INC. By: /s/ Jorge Avalos Jorge Avalos Chief Financial Officer

Exhibit Index
Exhibit No.	Description

10.1	Amendment dated May 9, 2016 to Amended and Restated Executive Employment Agreement, dated June 9, 2015, between ARC Document Solutions, Inc. and Rahul K. Roy.

99.1	ARC Document Solutions, Inc. Press Release dated May 3, 2016.